Exhibit 5.1

HUNTON & WILLIAMS LLP BANK OF AMERICA PLAZA 600 PEACHTREE STREET ATLANTA, GEORGIA 30308

	TEL	404 • 888 • 4000
	FAX	404 • 888 • 4190

January 4, 2011	File No: 54521.000101

Board of Directors

Arlington Asset Investment Corp.

1001 Nineteenth Street North

Arlington, Virginia 22209

Arlington Asset Investment Corp. Registration Statement on Form S-3

$500,000,000 of Offered Securities

Ladies and Gentlemen:

We have acted as special counsel to Arlington Asset Investment Corp., a Virginia corporation (the “Company”), in connection with the registration by the Company of (i) senior debt securities of the Company (the “Senior Debt Securities”), (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) Class A common stock of the Company, $0.01 par value per share (the “Common Stock”), (iv) preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”), (v) preferred stock purchase rights of the Company (the “Preferred Stock Purchase Rights”), (vi) depository shares evidenced by receipts representing fractional interests in Preferred Stock (the “Depository Shares”), (vii) purchase contracts representing contractual obligations to purchase at a future date a number of shares of the Company’s Common Stock or Preferred Stock or an amount of Debt Securities, securities of an entity unaffiliated with the Company, currencies or commodities (the “Purchase Contracts”), (viii) warrants for the purchase of Debt Securities, Preferred Stock or Common Stock (collectively, the “Warrants”), (ix) units consisting of two or more securities of the Company described in clauses (i) through (viii) or debt or equity securities of third parties, in any combination (the “Units”) and (x) subscription rights that may be issued independently or together with Debt Securities, Preferred Stock or Common Stock or other securities (“Subscription Rights,”) and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Preferred Stock Purchase Rights, the Depository Shares, the Purchase Contracts, the Warrants, and the Units, the “Offered Securities”), having an aggregate maximum offering price not to exceed $500,000,000 as set forth in the Registration Statement on Form S-3 filed by the Company (the “Registration Statement”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Senior Debt Securities will be issued pursuant to a senior debt securities indenture between the Company and the trustee named therein (the “Senior Indenture”) and Subordinated Debt Securities will be issued pursuant to a subordinated debt securities indenture between the Company and the trustee named therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”). The Purchase Contracts will

Board of Directors

Arlington Asset Investment Corp.

January 4, 2011

be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and the purchase contract agent party thereto. The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto. The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto. The Subscription Rights will be issued pursuant to one or more subscription rights agreement (each, a “Subscription Rights Agreement”) between the Company and the subscription rights agent party thereto.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the following documents:

(a)	the Registration Statement;

(b)	the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), as certified by the Commonwealth of Virginia State Corporation Commission (the “SCC”) on December 28, 2010 and the Secretary of the Company on the date hereof;

(c)	the Amended and Restated By-Laws of the Company, as certified by the Secretary of the Company on the date hereof;

(d)	the Rights Agreement, dated June 5, 2009, between the Company and American Stock Transfer & Trust Company LLC (the “Rights Agreement”), as certified by the Secretary of the Company on the date hereof;

(e)	resolutions of a meeting of the Board of Directors of the Company, dated December 16, 2010, relating to, among other things, the preparation and filing of the Registration Statement and the due authorization of the Offered Securities, as certified by the Secretary of the Company on the date hereof;

(f)	a certificate, dated December 28, 2010, from the SCC as to the Company’s existence, due incorporation and good standing in the State of Virginia (the “Virginia Certificate”); and

(g)	a certificate executed by the Secretary of the Company certifying as to certain factual matters as of the date hereof (the “Secretary’s Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted as

Board of Directors

Arlington Asset Investment Corp.

January 4, 2011

certified or photostatic copies and the authenticity of the originals thereof; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to factual matters, we have relied upon the Secretary’s Certificate and upon certificates of public officials.

We do not purport to express an opinion on any laws other than the laws of the State of New York and the Virginia Stock Corporation Act and we base our opinion set forth in Item 1 below solely on our review of the Virginia Certificate.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1. The Company is a corporation incorporated and existing under the laws of the Commonwealth of Virginia and is in good standing with the SCC.

2. When (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) the Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (c) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and the Company has received full payment therefor in accordance with the corporate authorization, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

3. When (a) the terms of any Common Stock or any class or series of Preferred Stock have been authorized by appropriate corporate action of the Company, (b) with respect to any class or series of Preferred Stock, the related certificate of designation establishing the relative powers, designations preferences, rights and qualifications, limitations or restrictions of such class or series has been duly filed with the SCC, and (c) such Common Stock or class or series of Preferred Stock have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement and the Company has received full payment therefor in accordance with the corporate authorization, then such Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

Board of Directors

Arlington Asset Investment Corp.

January 4, 2011

4. When issued in accordance with the terms of the Rights Agreement, the Preferred Stock Purchase Rights will be validly issued.

5. When (a) the Depositary Shares have been authorized by appropriate corporate action of the Company, (b) a certificate of designation establishing the relative powers, designations preferences, rights and qualifications, limitations or restrictions of Preferred Stock represented by the Depositary Shares has been duly filed with the SCC, (c) the Depositary Shares have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (d) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement, and (e) the depositary receipts evidencing the Depositary Shares have been duly executed, issued and delivered against deposit of the Preferred Stock in accordance with the Deposit Agreement and the Company has received full payment of the consideration therefor in accordance with the corporate authorization, the Depositary Shares will be validly issued.

6. When (a) the terms of any Purchase Contracts have been authorized by appropriate corporate action of the Company, (b) such Purchase Contracts have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (c) the certificates representing the Purchase Contracts have been duly executed, issued and delivered in accordance with the applicable Purchase Contract Agreement and the Company has received full payment of the consideration therefor in accordance with the corporate authorization, then such Purchase Contracts will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Purchase Contracts and the terms of the applicable Purchase Contract Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

7. When (a) the terms of any Warrants, Units or Subscription Rights have been authorized by appropriate corporate action of the Company, (b) such Warrants, Units or Subscription Rights, as applicable, have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (c) the certificates representing the Warrants, Units or Subscription Rights, as applicable, have been duly executed, issued and delivered in accordance with the applicable Warrant Agreement, Unit Agreement or Subscription Rights Agreement and the Company has received full payment of the consideration therefor in accordance with the corporate authorization (if and as applicable in the case of the Subscription Rights), then such Warrants, Units and Subscription Rights, as applicable, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement or Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Directors

Arlington Asset Investment Corp.

January 4, 2011

In expressing the opinions set forth above, we have assumed that (i) upon issuance of any Offered Securities (to the extent consisting of Common Stock, Preferred Stock, Preferred Stock Purchase Rights, Depositary Shares, Purchase Contracts, Warrants, Units or Subscription Rights), the total number of shares of Common Stock and Preferred Stock issued, outstanding and reserved for issuance will not exceed the total number of shares that the Company is then authorized to issue under its Certificate of Incorporation, (ii) with respect to Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, and (iii) each of the Depositary Agreement, Purchase Contract Agreement, Warrant Agreement, Unit Agreement and Subscription Rights Agreement will have been duly executed and delivered and governed and construed in accordance with the laws of the State of New York.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP

03743/06485/11990